COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS GLOBAL BOND FUND, INC. AND THE SALOMON
BROTHERS WORLD GOVERNMENT BOND INDEX

 EXHIBIT A:

            SALOMON BROTHERS         DREYFUS
   PERIOD   WORLD GOVERNMENT         GLOBAL
                 BOND INDEX*        BOND FUND

   3/18/94                10,000         10,000
  11/30/94                10,206         10,091
  11/30/95                12,056         11,753
  11/30/96                12,726         13,041


* Source: Lipper Analytical Services, Inc.